Exhibit 21





SUBSIDIARIES OF THE COMPANY

All subsidiaries of Elizabethtown Water Company as of December
31, 1996 are as follows:





								                         	State of
	Name	                  						 	Incorporation

	The Mount Holly Water Company				New Jersey